EXHIBIT 10.4 - Aircraft Fuel Supply Agreement - SOVEX (Redacted)

Aviation Fuel Supply Agreement

No. 031/A-10 effective since 15.02.2010

Between

Joint stock company "SOVEX" (hereinafter referred to as "Seller"), the entity under the legislation of Russian Federation, registered in the State Register of legal entities, registration No. 1027804877594, having its principal office at 35, Pilotov St., 196210, St.Petersburg, Russia,

And

Baltia Air Lines. Inc. (hereinafter referred to as "Buyer"), the entity under the legislation of the United States of America , registration NQ //-2.9,f'9'6'1.9 , having its principal office at 63-25 Saunders St., Ste 7i , Rego Park , NY 1137 4 USA
together also referred to as "Parties", whereby the Parties agreed as follows:

1. Scope

Subject to and in accordance with the conditions set forth In this Agreement Seller agrees to sell and deliver and Buyer agrees to purchase, receive and pay for Fuel for consumption in Buyer's Aircraft operating to Pulkovo Airport, St. Petersburg. All specific terms and conditions are documented as a Location Contract (hereinafter the "Location Contract") in Annex 1 attached hereto. The Location Contract complements and constitutes an integral part of this Agreement.

2. Buyer's Aircraft

For the purposes of this Agreement Buyer's Aircraft shall be the Aircraft requested by Buyer in writing, the aircraft owned, leased, operated by or on behalf of Buyer. On each delivery of Fuel Buyer shall send written request with the information of the name of the operator, aircraft's registration number. fuel quantity necessary and date(-s) and time of the delivery. Buyer shall flight plan for the period of the Location Contract with fueling request for every planning jet fuel uplift of its Aircraft

3. Quality

Seller warrants that the Fuel supplied by it shall meet the specifications set forth in 10277-86 of the Russian Federation Standard for TS-1, RT.

4. Quantity

Seller shall be obligated to sell and deliver, and Buyer shall be obligated to purchase the quantities agreed upon between the parties, provided however that Buyer shall in no event be obligated to purchase more than its actual requirements. The quantities mentioned in the Agreement are Buyer's best estimates. Buyer shall give (at least) 15 days prior advanced notice of any major change in its estimates. Increasing of estimates shall be accepted and confirmed by Seller

5. Delivery and refueling services

5.1. Deliveries and refueling services shall be made In accordance with all applicable governmental laws and regulations of Russian Federation, and the requirements laid down by the governing authority of the Joint-stook Company Airport "Pulkovo", Russian Federation, St.Petersburg. Seller and Buyer hereby agreed that Seller shall use and apply its standard quality control and operating procedures (referred to as "Technology", issued separately by Seller), documented as a Annex 2, complements and constitutes an integral part of this Agreement. Delivery date will be considered as the date of subscription by both sides of Delivery receipt for aircraft .

5.2. The Seller must be provided in due time with information if the Buyer's aircraft needs fueling or not. If the Seller was not Informed in due time that fueling for Buyer's ACFT is not required and if this caused the Seller's truck to approach Buyer's ACFT at parking bay and the fueling was not provided to Buyer's ACFT, the Seller has the right to ask the Buyer to pay a "no-fuel fee" of 1 0 Euro for the idle run of its truck. The fact that truck was provided to the Buyer's ACFT parking bay and the fueling was not required is confirmed In appropriate statement which is prepared In accordance with Annex 2 ("Technology"), Article 2.1.

5.3. Buyer empowers Seller to do operations connected with customs clearance of aviation fuel delivered to the Buyer according to the "Aviation Fuel Supply Agreement" No 031/A 10

6. Prices

Except as otherwise agreed upon in the Location Contract, the following will apply in respect of prices:

6.1. Price for Fuel delivered to the Aircraft operating scheduled flights shall be an Option 83 of Price List valid on the date of refueling

6.2.1n the event of price revision the renewed Price List shall become effective no earlier then on 5th day from the date of prior notification provided that such notification given in accordance with the provisions of article 12.1 of this Agreement.

7. Payment period

7.1. The Buyer makes prepayment of a planned fuel volume before 3 (three) days prior to fueling date. In case of terms of payment violation, Seller is entitled to suspend fueling until payment is done. In that case the Seller is not liable for Customer's and(or) third parties' possible loss, concerned with fuel suspend.

7.2. Seller will invoice Buyer one time in decade for executed fueling Buyer's Aircrafts. Date of invoicing shall be the date of the invoice transmittal to the following address:
E-mail: ViQtoria.Cape@baiUa.cQm

7.3. Payments shall be considered fulfilled as soon as received on the Seller's bank account. All kinds of bank fees (commissions) in Buyer's Bank and correspondent Bank are chargeable to Buyer's account.

8. Duration

This Agreement is effective from the date mentioned on the cover page of this Agreement and continues in full force and effect until 31.12.2010 year, or terminated by either party, The terminating party shall be obligated to give 30 (thirty) days notice of the termination according to the provisions set forth in Article 12 of this agreement. Notwithstanding termination, each party shall fulfill all obligations accrued under the Agreement prior to the date the termination becomes effective. In the event if the parties will express mutual consent to prolong duration this Agreement, the Seller shell be obligated to prepare and give to the Buyer Additional to the Agreement. Validity period of the Location Contract is specified in Annex 1.

9. Liability

9.1. Seller has effected and shall maintain during the term of this Agreement a third party liability insurance for a Combined single Limit (bodily injury/property damage) of USD 100,000,000 (One hundred million US dollars) for each occurrence/each aircraft. Seller reserves the right to choose the insurer at own discretion, without any consultations with Buyer.

9.2. If the Buyer fails to pay on time and as consequence Russian Government Authorities imposed penalties to SOVEX because of it, in this case SOVEX will reimpose these penalties to the Buyer and the Buyer is obligated to pay them within 5 banking days.

10. Confidentiality

The information contained in this Agreement is confidential between the parties. Neither party shall, without the other party's written consent, disclose such information on any basis to any person except:

10.1. to the extent necessary to perform this Agreement, on a confidential basis, to persons of its own organization or such other entities that are involved in delivery and services set forth in Article 5 of this Agreement; or

10.2. to the extent such disclosure Is required by any governmental, regulatory, or supranational authority.

11. Force Majeure

11.1. Should any unforeseen circumstances arise which prevent the full or partial fulfillment by any of the parties of their obligations under this agreement, i.e. fire, military actions of any kind, blockade, transport delays due to breakage or bad weather, embargo, governmental and/or customs authorities actions and/or prohibitory or restricting acts or other circumstances beyond the control of any party, which come into force after signing of this agreement, the time stipulated for the fulfillment of the obligations is extended for the period equal to that during which such circumstances remain in force.

11.2. Notwithstanding the provisions of article 11.1, neither party shall be relieved of any accrued obligation to make payment under the Agreement.

12. Notices

12.1. Notices under this Agreement shall be made in writing (Including telex, e-mail or facsimile) and shall be deemed duly given only when delivered to the other party at the address stated in the Agreement. Upon request of a party, the other party will reconfirm the receipt of any notice. Electronically generated notices shall be accepted without individual signature.

12.2. Seller's addresses:
Correspondence: 35 Pilotov s., St. Petersburg 196210, Russia, P.O.Box 133
Email: tksovex@.sovex.ru;
edesyatnikova@sovex. ru
AFTN: ULLLXSXX
phone: 007-812-704-36-37; 327-28-52
fax: 007-812-327-87-01
24/7: 007-812-331-47-27; 904-13-02 (mobile)

12.3. Buyer's addresses:
Correspondence: 63-25 Saunders St.,
Ste 7i , Rego Park , NY 1137 4 USA
Person in charge of Fuel service is Victoria Cape:
Tel: +(718) 244-8880
tax: +(718) 244-8882

13. Governing Law, disputes

13.1. This Agreement shall be governed by and construed in accordance with the Laws of Russian Federation.

13.2. The present Agreement is drafted in Russian and English, in two copies, one original copy to each of the Parties. If there is any conflict between Russian and English texts, the Russian text shall prevail. Translations in any other language may be made for convenience purposes, but those translations shall in no event limit, alter, interpret. define or amend the contents of both official versions of this Agreement.

13.3. Any dispute that may arise out of, or in connection with this Agreement including its validity/construction and performance shall be determined by arbitration under the rules of the Court of Arbitration of the Saint-Petersburg and Leningrad Region, and the language of the arbitration shall be Russian.

14. Modifications

Modifications or amendments to the Agreement are only valid when expressly agreed upon in writing.

15. Banking

Seller's banking details;

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Buyer's banking details

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Seller

/signed ad sealed/
Bakhmet
Director General

Buyer

/signed/
Igor Dmitrowsky
CEO of Baltia Air Lines, Inc.

Annex 1 / Location Contract 1
to the Aviation Fuel Supply Agreement
N2 031/A-10 dated 15. 02. 2010

IATA Code: LED

Buyer's operating code: BTL

Period of validity: From 15.02.2010 till 31.12.2010

Estimated annual requirement, MT: 2200 mt
1 quarter-100 mt
2 quarter-700 mt
3 quarter-700 mt
4 quarter-700 mt

Delivery: Into-plane (FCA-lncoterms)

Price: In accordance with the Price List valid on the date of refueling.

Payment Currency: EUR (euro)

Seller

/signed and sealed/
Bakhmet
Director General

Buyer

/signed/
Igor Dmitrowsky
CEO of Baltia Air Lines, Inc.

Annex 2
to the Aviation Fuel Supply Agreement

No._031/A-10_
dated " 15 "February 2009

TECHNOLOGY

of aviation fueling (supply) for aircraft in "Pulkovo" airport

ACCEPTED TERMS AND ABBREVIATIONS:

Buyer's ACFT - Aircraft (aircraft or helicopter) which is in possession and/or leased and/or operated on behalf of the Buyer and/or the Buyer's affiliates Buyer's Representative Seller -Authorized person representing interests of the Buyer find/or affiliated company thereof

Seller-ZAO "Sovex" -entity rendering services for fueling (supply) and fuel sales onboard ACFT of the Buyer in "Pulkovo" airport, Saint-Petersburg, Russia

Fuel -Aviation fuel for jet engines of TS-l and/or RT brands as per GOST 10227-8 with Russian Certificate of Compliance in force

Low-quality fuel - Non-compliant fuel by several parameters to one and/or several parameters as specified by GOST 10227-86 and industrial STD

STD - Standard technical documentation

WDI-F - Water de-icing fluid of "I-M" brand as per GOST 54-3-175-73-99 for addition in fuel before ACFT fueling

SPF of the Seller-Single-point fueling system of the Seller

FT of the Seller - Fuel tanker of the Seller - fuel tanker (FT) or fueling assembly of SPF (FA) to provide fueling of the Buyer's ACFT

Expenditure voucher (requirement) - Document to be issued after ACFT fueling, which indicates an ordinal number and series, date and time of fueling, Seller and Buyer names, sortie number (purpose of fueling), ACFT Type, ACFT number, Fuel type, quantity and density. When fueling is made with addition of WDI-F fluid, the order reflects WDI-F Type, volumetric content in percents, WDI-F density, as well as numbers of Fuel Check Slip and FT which is used for fueling. Expenditure voucher is signed by the Seller and the Buyer representatives, with legibly stated (readable) last names of persons who released and received Fuel

Fuel Quality Certificate - Document issued by the Seller's POL (petroleum, oil & lubricants) laboratory for a Fuel batch released from daily tank to FT and/or the Seller's SPF system, that certifies compliance of actually determined physical & chemical properties of representative Fuel sample from the daily tank and used for fueling of the Buyer's ACFT.

Fuel Check Slip - Document issued for the Seller's FT and Fuel from his tank (reservoir) or pumped through it (FA) to ACFT onboard fuel system and certifying fuel compliance for fueling to the ACFT onboard fuel system

FOIVOGA - Federal Executive Authority in the sphere of CA of Russia ACFT technological servicing schedule - Technological schedule for ACFT servicing by services of "Pulkovo" airport and other services that regulates priority of special vehicle approach in time to provide prioritized servicing both with and without participation of ACFT crew representatives getting ready for the flight "Airport "PULKOVO" Production and controller service of Public Corporation "Airport "PULKOVO"

PB - ACFT parking bay at the airfield of "PULKOVO" airport RF" Russian Federation

1. BASIC PROVISIONS

1.1. This Technology of fueling (supply) for aircraft in "Pulkovo" airport hereinafter referred to as the "Technology") determines an order and conditions for execution of Fuel supply procedures by the Seller for the Buyer's AGFT to perform any type of flights in "Pulkovo" airport by ACFT fueling from FT of the Buyer's FA SPF acting in the own name, as well as an agent of Affiliates, if any.

1.2. Realized Fuel will be in conformity with GOST I0227-86 and shall be issued with a Russian Certificate of Compliance.

In accordance with the requirements of Manuel for intake, storage, supply for fueling and quality control of aviation POL and special fluids, approved by DVT Order of 17.10.1992 No. DV - 126 hereinafter referred to as the "Quality Control Manual") the Fuel may be added (introduced) with WDI-F fluid.

1.3. Before Fuel dispatch for the Buyer's ACFT fueling, it is subject to preparation in accordance with FOIVOGA STD requirements in force.

Should in future any FOIVOGA requirement modify an order for application, preparation and fueling of the ACFT at the territory of Russia, which may impose any limitations on the Seller for realization of the said Fuel, the Seller undertakes to intimate the same to the Buyer. In this case, a preliminary permit from the Buyer is required to supply such Fuel to the ACFT.

1.4. The Seller's POL laboratory controls the Fuel quality for fueling of the Buyer's ACFT by physical parameters which arc stated in Table No.9 of Quality Control Manual and in accordance with the sphere of activities assigned to it during certification in tho System of Certification of the RF Civil Aviation. Based on the Fuel quality control results issued by the Seller's POL laboratory, a fuel Quality Certificate is granted (issued), which is a basis for issuance of the Fuel Check Slip.

2. FUEL SUPPLY PROCEDURE

2.1. The Seller shall provide fueling of the Buyer's voyagt1 aircraft and make all reasonable steps to avoid delay of the Buyer's ACFT departure. Should the Buyer's ACFT arrive before the scheduled time of arrival, or be delayed, or if a regular out-of-schedule flight is performed, the Seller will make all efforts to perform fueling of the Buyer's ACFT in accordance with technological schedules for servicing of exact ACFT types in force at the "Pulkovo" airport, within minimum short periods, without breaches of approach priority and not obstructing servicing of ACFT by other services of the airport, involved in ACFT pre-flight preparation.

In any case, the Seller shall fulfil an Order of "Pulkovo" Airport PDSP, the airfield Owner division, requiring either to stop fueling and/or suspend for the undefined period of time and/or instruct the Seller about time for approach of his FT to the Buyer's ACFT for fueling (refueling), as well as about the time of FT departure from the ACFT after fueling is completed. The Seller shall record such Order issued by Airport "PULKOVO" PDSP in writing in a special log. If Airport "Pulkovo" Coordination and Dispatch Service (KDS) or the Seller's dispatch do not receive any notification from the Buyer's Representative that crew refuses to take fuel and fuel tanker of the Seller approaches to parking bay of the Buyer's ACFT and receive refusal to fuel under the Buyer's ACFT, in that case appropriate statement is prepared and signed

2.2. Fueling procedures will be completed in accordance with requirements in force, as specified by FOIVOGA, as well as requirements and limitations valid on the territory of "Pulkovo" airport and introduced by the airport Administration. During ACFT fueling procedure, the Seller's Representative shall provide for:

- placement of FT at the ACFT in accordance with instructions and approach schemers in force for exact type of aircraft, minimum 5 meters from extreme points of the ACFT, with further aircraft fixing. by chocks after aircraft stop;

- ACFT grounding;

- uncoils or connects fueling hoses to onboard ACFT fueling connector (opening and closing of ACFT fueling necks and connectors shall be provided by the Buyer or engineer & technical personnel of "Pulkovo" airoo1t

- controls health status of fueling equipment and the volume of charged fuel by fuel liter meter.

2.3. Responsibility for Fuel loss by volume and quality is shifted to the Buyer at the moment of Fuel passing through on board intake connector of the fueled Buyer's ACFT fuel system in case of "closed" type of fueling or through filling neck of fuel tank of fueled Buyer's ACFT in case of "open" type of fueling (refueling).

2.4. Readings of the Buyer's fuel liter meters are accepted by the Seller as trustworthy readings of supplied Fuel volume.

2.5. Before and during ACFT fueling, the Seller shall give a "Fuel Check Slip" to the Buyer at the ACFT parking bay, which is a document authorizing the Buyer's ACFT fueling through a specific FT.

2.6. The Seller may use or supply his own (original) procedures for the Fuel quality and cleanness testing, as well as technology for execution of works; however on assumption that such procedures and technologies of work will not be the reasons that decline safety of flights or degrade the Fuel quality control specified by FOIVOGA requirements.

2.7. The Seller shall approach to PB of the Buyer's ACFT only after due permit from the Buyer's representative or "Pulkovo" airport engineer & technical personnel that provide services to the Buyer's ACFT and assigned as a responsible person for acceptance and departure of the ACFT for flight.

The Seller is not authorized to start fueling of the Buyer's ACFT until relevant command is issued by the Buyer's representative and until the Buyer's representative is not available within the zone of ACFT servicing and/or onboard the ACFT The Seller shall issue required number of expenditure voucher copies in agreement with the Buyer for the ACFT fueling

2.8. FT approach to the ACFT within PB limits is supervised by the Seller's personnel having relevant permit for supervision over FT approach (departure) to the ACFT, issued by Public Corporation "Airport "PULKOVO" Administration. 1n addition, the Buyer's Representative will be entitled to control accuracy of the Seller's personnel actions. In case of any breaches, the Buyer's Representative may demand rectification of the same, or stop FT maneuvers at the ACFT PB.

2.9. The Seller shall indicate details pertaining Fuel density and temperature, as well as WDI-F density and temperature if added to the Fuel in "Fuel Check Slip", which is issued for each FT by the Seller during Fuel preparation for ACFT fueling at daily fuel warehouse (terminal). Fuel and WDI-F density is defined by the Seller at least 3 times per one shift (12 hours), i.e. at the beginning, in the middle and at the end of working shift in fuel samples taken noon daily warehouse reservoirs, namely from reservoirs for Fuel and WDI-F delivery.

2.10. In case of emergency (contingency), the Buyer in cooperation with "PULKOVO" Airport engineer & technical personnel allocated for ACFT servicing has to stop ACFT fueling, switch off ACFT power supply and call for SPASOP of "Pulkovo" Airport fire rescue crew to the ACFT parking bay.

Besides, the Seller's representatives shall be responsible for disconnection of fueling hoses, grounding cables, removal of chocks and dispatch of FT from servicing zone at a distance of 75 meters minimum from the ACFT.

2.11. If the fuel supplied by the Seller for sale is of inferior quality will be not accepted by the Buyer on his sole discretion.

2.12. The Fuel will be charged by the Seller to the Buyer's ACFT only on the ACFT PB, duly outfitted and assigned in "Pulkovo" airport and under condition that ACFT is placed on the parking bay in accordance with layout and within defined PB limits, equipped with sockets for termination of FT and ACFT, as well as a ladder (required during fueling for connection and disconnection of fueling nose from the ACFT on board fueling connector), illuminated at night, evening and dawn hours.

In case when such conditions not provided, the Seller shall refuse to render fueling services to the Buyer until the Buyer provides acceptable conditions for the Buyer's ACFT fueling at exact parking bay or on the other parking bay of "Pulkovo" airport after coordination with the airport authorities.

In this case, any delay of servicing and/or delay of ACFT flight shall be charged to the Buyer as a party that fails to provide due conditions for safe servicing of ACFT in "Pulkovo" airport.

Note: If the Buyer to place the ACFT at the PB for servicing at the airfield in "Pulkovo" airport, which overall dimensions are less than specified for such type of ACFT and/or PB marking by litter of horizontal layout mismatches with STD requirements, the Seller agrees to charge the ACFT with Fuel but in this case the whole responsibility for probable ACFT damages and breaks during ACFT servicing at such parking bay shall be borne by the Buyer.

2.13. The Buyer bear the whole responsibility for works with all on board switches for preliminary assignment (setting) of charge Fuel volume in ACFT fuel tanks and distribution of Fuel by tanks and ACFT center of gravity.

2.14. The Seller will not render services to the Buyer as specified in paragraph 2.13, if the Buyer demands to do so. When the Buyer fails to complete operations as specified in paragraph 2.13 (for example, execution of flights with reduced aircrew, etc.), the Buyer has to intimate "PULKOVO" Airport Administration beforehand about rendering of such services by engineer & technical personnel of the airport. duly authorized for such type of works.

During execution of regular flights to "Pulkovo" airport, t.he Buyer at his own expense shall train technical personnel of the airport and issue relevant permits (certificates) for works related to fueling of the Buyer's ACFT that require manual (remote) Fuel distribution by the ACFT fuel tanks.

2.15. ACFT fueling process is supervised by both Parties. In addition, the Buyer is entitled to interrupt (disallow) ACFT fueling provided that:

- fuel (oil) leaks are available in FT technological equipment;

- fueling facility and ACFT connector mating parts are clogged with dirt;

- hydrant well is filled with water (during use of FA for fueling purposes);

- pressure differential at FT and FA filters exceeds tolerance;

- adverse weather conditions (thunderstorm, gale);

The Seller's representatives shall not render services to the Buyer's ACFT without available:

- grounding accessories (grounding sockets) of fueling facilities and/or locations of the latter (grounding sockets) are not cleaned from snow, ice, wastes and other impurities on the PB;

- T -shaped stop sign for special-purpose vehicles, from which FT approaches to the ACFT at the PB;

- illumination during night, evening and dawn hours;

- proper ladder relevant to serviced type of ACFT, when required by conditions of fueling.

2.16. The Seller issues data about volume of charged Fuel to the ACFT in the blank form of "Expenditure voucher for aircraft fueling", form No. TZK-01, with entries in all column and indicating all requisites at the PB after ACFT fueling. When several FT arc used for ACFT fueling, an expenditure voucher is issued for each FT involved in fueling process. Based on Fuel Check Slip issued by the Seller for each FT, an expenditure voucher' (requirement) shall indicate:
-Fuel brand
- WDI-F fluid percentage;
- Fuel and WD-F fluid density,
- number of Fuel Check Slip.

Based on lettering on the fuselage and/or ACFT top, the following data. will be indicated in the expenditure voucher:

- aircraft type and on board number;

- name of the Airline.

- flight number based on daily plan of flights in "Pulkovo" airport.

- time of fueling start and completion.

- FT number

The volume of charged Fuel in liters is indicated based on readings of liter meter on the Sellers FT. In addition, volumetric readings of the Seller's FT liter meter are accepted by the Buyer as trustworthy.

Weight of charged Fuel in kilograms and the volume of supplied WD-F fluid are written in the expenditure voucher during accounting processing of documents.

Note: Blank of form No. TZK-01 "Expenditure voucher for aircraft fueling", is issued by the Seller in printing house format 225 mm x 150 mm, self-copying, multi-color, in the form of separate sets, with a glued strip on the left border, with break-off punched strip of spacing of 15 mm from the left blank border. Printing color is black.
Paper color:

- The first and second copy - blue (for the Buyer and/or representatives in "Pulkovo" airport and/or ACFT Owner);

- Third and forth copy - yellow (for customs authorities);

- fifth and sixth copy - white (for the Seller and supplier). All blank copies have the same identification details: series, lettering in Russian alphabet and 6-digit number;

In addition, the Seller reserves the right to introduce changes in the form of blank No. TZK-01 in future on his own discretion and on requirement from FOIVOGA.

2.17. The Buyer's Representative is entitled to demand re-issue of expenditure voucher of form No. TZK-01 from authorized Representative of the Seller, in case of any error or inaccurate details are revealed at the place of issuance (granting).

In addition, authorized persons of both Parties bear the same responsibility for accurateness and completeness of expenditure voucher after signing.

2.18. Should an expenditure requirement of form No. 1-POL is issued for the Seller charged (supplied) Fuel, which is subject to a separate agreement between the Parties, the Seller's Representative is entitled to demand reissue of an expenditure requirement of form No. l-POL from the Buyer's Representative in case of any error and/or inaccurate entry is revealed directly at the place of issuance (granting).

In addition, autorized persons of both Parties bear the same responsibility for accurateness and completeness of expenditure requirement.

2.19 In case of evident errors (inaccurate entries) and/or mismatch of data in expenditure requirement being revealed during accounting processing (reconciliation) by one or both Parties, the latter may agree on introduction of corrections or will issue anew expenditure voucher (requirement).

2.1.9.1. In case of loss of previously issued expenditure voucher (requirement) by any Party, the Part with available copy of lost document shall make a copy and hand it over to the other Party based on a letter duly certified by the signature of tho company head and the company seal.

2.20 The Seller shall bear responsibility for a damage to tho Buyer's Aircraft caused by Seller's operating staff during filling.

3. INSPECTIONS AND FUEL SAMPLING

3.1. The Buyer or the Representative in "Pulkovo" airport is entitled for technical check or inspection of the following items: a) instructions and processes of works valid for the Seller as per provisions of paragraph 2.6 herein:

b) logs for inspection and test results of Fuel quality, as well as the Seller's technological processes during preparation for ACFT fueling;

c) operation of equipment involved in technological process for aviation fuel supplies;

d) Certificate of Compliance, licenses and permit specific works (procedures) related with ACFT aviation fuel supplies;

e) metrological inspections for instruments & gages involved in the process of ACFT aviation fuel supply and relevant inspection certificates.

3.2. The Buyer of the Buyer's Representative are entitled for sampling of Fuel assigned for selling to the Buyer, which may be performed by the Sel1er in presence of the Buyer (or Representative).

At least 72 hours beforehand, the Buyer has to notify the Seller about his intention to take samples (sampling) of Fuel for fueling of the Buyer's ACFT. Sampling is performed in place and by a method duly agreed between the Parties.

In addition, the Seller may take an Arbitrary sample of Fuel from the same point in compliance with FOIVOGA STD requirements which shall be stored in his own POL laboratory until reception of sampling test results from the Buyer and when necessary, depending on circumstances, the Seller will test an arbitrary sample in his POL laboratory and or in the Center of Certification of aviation POL and special-purpose fluids GosNII GA (Moscow, Planernaya st, 22, building 2).

3.3. The Seller will not acknowledge Fuel sampling test results by the Buyer, if such test is performed in laboratory (entity) without Certificate of Compliance issued by a system of certification for Air Transport of the Russian Federation.

Should the Buyer based in such test results disclose such information to third parties.. the Seller will review such actions of the Buyer as prejudice aimed to ruin the Seller reputation and image with a consequential result in accordance with the RF legislation ..

3.4. In case of disputes arising between Parties on Fuel quality charged in the Buyer's ACFT, the parties shall perform an arbitrary review in the Center of Certification for aviation POL and special-purpose fluids FGUP GosNTT GA (Moscow, Planernaya st, building 2).

4. CLAIMS RECORD

4.1. Claims pertinent to - no refueling and/or delay of fueling;
- actions of the Seller's personnel during ACFT servicing;
- fuel quality:
- technical state (failures) of the Seller's FT;
- issuance of expenditure vouchers (requirements) and Fuel Check Slips for FT,

shall be submitted to the Seller during ACFT charging (servicing) by a shift supervisor of Flight Support and Production Department (UOPP) who is an authorized person for settlement of issues no above-mentioned claims (call by airport telephone numbers 331-43-25,324-1-0 I and/or by radio communication of FT that provide servicing to the ACFT) with successive written issuance of a statement (record) not later than l5 days after the event.

Claims on Fuel inferior (cleanness) quality or any other reasons (issues) shall be submitted to the Seller within minimum reasonable period in the form of a written record not later than 30 days after the event.

Should a record is not issued within 15 or 30 days the Buyer is relieved from his right to submit claims.

5.AIRCRAFT FUELING WITH
PASSENGERS ONBOARD OR DURING BOARDING OR
DISEMBARKATION OF PASSENGERS

5.1. In accordance with requirements in force for civil airfields (airports), charging of Fuel may be acco1nplished with passengers onboard, or during boarding or disembarkation of passengers on request from the Buyer's ACFT aircrew or aviation authorities of "Pulkovo" airport (PDSP head or shift deputy of airport head). In this case the Buyer is solely responsible for execution of a" requirements submitted by "Pulkovo" airport administration, as well as observance of relevant instructions on accident prevention rules, call of fire-fighting special vehicles to the Buyer's ACFT on PB during fueling with passengers onboard until completion of fueling.

6.FUEL DRAIN FROM THE AIRCRAFT

6.1. When Fuel drain from the Buyer's ACFT fuel system is necessary in "Pulkovo" airport, the Seller may render such service.

In addition, the Seller will strive to render such service for Fuel drain within minimum reasonable period, with the use of available fuel drain facilities (hereinafter FD) under condition that a standard FD drain node (assembly) may be coupled with the on board connector of the Buyer's ACFT. When the FD drain node mismatches with the ACFT onboard connector, the service for fuel drain will be not rendered.

6.2. The Seller drains Fuel from the Buyer's ACFT and accepts it to his warehouse as a mixture used of petroleum products (UPP) according to valid Pricing List of the Seller at the date of fuel drain unless such drain is not caused by errors of the Fuel Seller's personnel.

6.3. The Buyer's Representative supervises execution of procedures performed by FSO (filling station operators) and FT driver. In case of non-execution (undue execution) of the said procedures, he makes a decision for interruption and/or termination of such procedures.

6.4. During Fuel drain from the ACFT, the Buyer's responsible person:

- determine priority and sequence of Fuel pumping out from the fuel system (fuel tanks);

- controls fuel distribution in fuel tanks and ACFT center-of- gravity

- selects drain mode: by gravity and/or with the use of onboard ACPT pump;

- determines required and reasonable duration of Fuel drain procedures from the ACFT tanks (duration of FT presence at the ACFT);

- signs "Receipt voucher for drained fuel from the aircraft fuel system" in behalf of the Buyer, form No.TZK-03, issued at PB by the Seller's Representative after Fuel drain is completed; one copy is retained by the Buyer.

6.5. An officer of the Buyer is a responsible person for FT placement at the Buyer's ACFT during drain.

The Seller's Representative is in charge of FT approach to the ACFT for Fuel drain (filling station operator).

6.6. Terms of payment for the Seller drained fuel from the Buyer's ACFT, which is accepted as UPP, shall be agreed separately between the Parties.

6.7. FT liter model is used to define the volume of drained Fuel from the ACFT fuel systems to PT. ACFT rue! meters shall be not used as meters to define the volume of drained Fuel from the ACFT.

Seller

/signed ad sealed/
Bakheumet
Director

Buyer

/signed/
Igor Dmitrowsky
CEO of Baltia Ari Lines Inc.

Additional Agreement No.1 effective from 01.01.11

Aviation Fuel Supply Agreement
No 031/A-10 effective from 15. 02.2010

Between
Joint stock company "Sovex"
(hereinafter referred to as "Seller"), the entity under the legislation of Russian Federation, registered in the State Register of legal entities,
> registration No 1027804877594, having its principal office at 35, Pilotov st., 196210, St. Petersburg, Russia,
And
Baltia Air Lines, Inc. (hereinafter referred to as "Buyer"), the entity under the legislation of the United States of America , registration No 11-2989648, having its principal office at 63-25 Saunders St., Ste 7i, Rego Park, NY 11374 USA

together also referred to as "Parties",

whereby the Parties agreed as follows:

1. Item 7.1. Article No.7 of the Agreement should be supplemented with the following:

The Buyer makes prepayment of a planned fuel volume before 3 (three) days prior to fueling date.

In this case, Seller will apply price based on "Term of prepayment" of Price List in every ten-day period invoice.

In case the buyer breaks payment term and has debt for delivered fuel longer than 3(three)days in current ten-day period, there will be applicable price based on term "Delay of payment" of Price-List in invoice for the ten-day period.

2.Parties have decided to prolong duration of this Agreement till 31.12.2011.

Another articles of present Agreement stay without any changes.

This Additional Agreement is effective from the date of 01.01.2011 and is essential part of Agreement No 031/A- 1 0 effective from 15. 02. 2010

Seller

Bakhmet A.A.
Director General

Annex 3/ Location Contract dated 01. 01. 2011
to the Aviation Fuel Supply Agreement

031/A-10 effective from 15. 02.2010
IATA Code: LED

Buyer's operating code: as per FPL

Period of validity: From 01.01.2011 till 31.12.2011

Estimated annual requirement, MT: 2200 mt
1 quarter- 1 DO mt
2 quarter- 700 mt
3 quarter- 700 mt
4 quarter- 700 mt

Delivery: Into-plane (FCA- lncoterms)

Price: In accordance with the Price List for foreign operators valid on the date of refueling.

Agreement currency: EUR(EURO)

Payment Currency: EUR (euro)

Seller

/signed / sealed /
Bakhmet A.A.
Director General

Additional Agreement No 2 effective from 1st May 2011

Aviation Fuel Supply Agreement
No 031/A-10 effective from 15. 02. 2010

Between
Joint stock company "Sovex" (hereinafter referred to as "Seller"), the entity under the legislation of Russian Federation, registered in the State Register of legal entities, registration No 1027804877594, having its principal office at 35, Pilotov st., 196210, St.Petersburg, Russia,
And
Baltia Air Lines, Inc. (hereinafter referred to as "Buyer"), the entity under the legislation of the United States of America , registration No. 11-2989648,
having its principal office at 63-25 Saunders St., Ste 7i, Rego Park, NY 11374 USA

together also referred to as "Parties",
whereby the Parties agreed as follows:

1. Clause 6 should be supplemented by the following:

6.3 Contract currency from May 01st 2011 :

USD (USA dollars) in accordance with the Price List for foreign operators valid on the date of refueling.

Payment currency from May 01st 2011:
USD (USA dollars)
2. Article No15 of the Agreement state in follow reduction:
Seller's banking details: USD

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Buyers banking details

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Phone: 1-718-275-2300
1-718-896-7971

3. For mutual settlements in EUR upon the valid agreement No 031/A-10, at the signing of the present Additional Agreement, the Seller sends the Buyer the reconciliation report at the of date of 01 st, May 2011.

A) In case of debt the Seller to the Buyer as of May, 01st 2011, the Seller on the basis of the written application of the Buyer and the reconciliation report signed by the Parties returns an amount of debt on the Buyer's account within 05 (five) banking days.

B) In case of debt of the Buyer to the Seller as of May, 01st 2011, the Buyer is obliged to settle amount of debt in EUR May, 201h 2011 the latest if there is no other specified in invoice , under following requisites: EUR

[CONFIDENTIAL PORTION OMITTED AND FILED SEPARATELY WITH
THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Other articles of present Agreement stay without any changes.

This Additional Agreement is effective from the 1st May 2011 and is essential part of Agreement NQ 031/A-10 effective from 15. 02.2010

Annex 4 / Location Contract dated 01. 05.2011

to the Aviation Fuel Supply Agreement
031/A-10 effective from 15. 02. 2010

IATA Code: LED

Buyer's operating code: as per FPL

Period of validity: From 01.05.2011 till 31.12.2011

Delivery: Into-plane (FCA-lncoterms)

Price: In accordance with the Price List for foreign operators valid on the date of refueling.

Seller

/signed and sealed/
Bakhhnet
Director

Buyer

/signed/
Igor Dmitrowsky
President